Exhibit 5

LOCK-UP AGREEMENT

February 4, 2019

A.G.P./ALLIANCE GLOBAL PARTNERS

As Representative of the several Underwriters named on Schedule I to the Underwriting Agreement

590 Madison Avenue, 36th Floor

New York, NY 10022

Re: Cellect Biotechnology Ltd.

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Cellect Biotechnology Ltd., a company organized under the laws of the State of Israel (the “Company”), and A.G.P./Alliance Global Partners (“A.G.P.”), as representative of a group of underwriters (collectively, the “Underwriters”), to be named on Schedule I to the Underwriting Agreement, relating to the proposed public offering (the “Offering”) of: (i) (a) American Depositary Shares of the Company (the “ADSs”), each representing twenty ordinary shares, no par value per share, of the Company (the “Ordinary Shares”) and (b) pre-funded warrants to purchase ADSs at an exercise price of $0.01 per share; and (ii) warrants to purchase ADSs at an exercise price to be finalized prior to consummation of the Offering.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of this Agreement through and including the date that is the 90th day after the date of the final prospectus relating to the Offering (the “Lock-Up Period”), subject to the exceptions and other provisions of this Agreement, the undersigned will not, without the prior written consent of A.G.P., directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any ADSs, Ordinary Shares or Ordinary Share Equivalents (“Ordinary Share Equivalents” shall mean any outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any ADSs, Ordinary Shares or any securities of the Company or the Company’s subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Orindary Shares or ADSs) of the Company whether now owed or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, ADSs or Ordinary Shares of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”) (the “Beneficially Owned Shares”)) (all such securities referred to in this paragraph (i) to be collectively referred to as the “Lock-Up Securities”), (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Lock-Up Securities, or (iii) engage in any short selling of the Lock-Up Securities.

The restrictions set forth in the second paragraph hereof shall not apply to:

(1) a bona fide gift;

(2) if the undersigned is a natural person, any transfers made by the undersigned for financial and/or estate planning purposes, including any such transfer to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, ;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any direct or indirect shareholder, partner or member of, or owner of a similar equity interest in (including, with respect to trusts, beneficiaries), the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(4) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(5) the exercise by the undersigned of any stock option(s) issued pursuant to the Company’s existing stock option plans and/or tradable options, including any exercise effected by the delivery of ADSs or Ordinary Shares of the Company held by the undersigned; provided, that, the ADSs and Ordinary Shares of the Company received upon such exercise shall remain subject to the restrictions provided for in this Agreement;

(6) the exercise by the undersigned of any warrant(s) issued by the Company prior to the date of this Agreement or the conversion or redemption of outstanding convertible securities, including any exercise effected by the delivery of ADSs or Ordinary Shares of the Company held by the undersigned; provided, that, the ADSs and Ordinary Shares of the Company received upon such exercise shall remain subject to the restrictions provided for in this Agreement;

(7) the occurrence after the date hereof of any of the following: (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of 100% of the voting securities of the Company, (b) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company, or (c) the Company sells or transfers all or substantially all of its assets to another person, provided, that, the ADSs and Ordinary Shares of the Company received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement; and

(8) by will or intestate succession upon the death of the undersigned;

(9) transfers to the Company in connection with, and to the extent necessary to fund, the payment of taxes due with respect to the vesting of restricted stock, restricted stock units, performance stock units, equity appreciation rights or similar rights to purchase Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs;

(9) transfers by operation of law or pursuant to an order of a court or regulatory agency; and

(10) transfers consented to, in writing by A.G.P.;

provided, however, that in the case of any transfer described in clause (1), (2), (3) or (4) above, it shall be a condition to the transfer that the transferee executes and delivers to A.G.P., acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to A.G.P.

In addition, the restrictions sets forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to A.G.P. promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms.

For purposes of this Agreement, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of Lock-Up Securities, and (ii) the Company may, with respect to any Lock-Up Securities, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above). In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90 day period following the date of the Underwriting Agreement and any extension of such period pursuant to the terms hereof, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any ADSs or Ordinary Shares of the Company that are registered in the name of the undersigned or that are Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (i) either A.G.P. on behalf of the Underwriters, on the one hand, or the Company on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined to not proceed with the Offering, (ii) following execution of the Underwriting Agreement, the Underwriting Agreement terminates or is terminated before the sale of any ADSs to the Underwriters, (iii) the withdrawal of the registration statement filed with the Securities and Exchange Commission with respect to the Offering or (iv) February 24, 2019 in the event that the Underwriting Agreement has not been executed by such date.

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The undersigned acknowledges and agrees that whether or not any Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and A.G.P.

Very truly yours,

Kasbian Nuriel Chirich
(Name of Stockholder - Please Print)

/s/ Kasbian Nuriel Chirich
(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

CHAIRMAN
(Title of Signatory if Stockholder is an entity - Please Print)

Address:

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